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                                                                EXHIBIT 10.9.2

                         TECHNICAL SERVICES AGREEMENT



     THIS TECHNICAL SERVICES AGREEMENT ("Agreement") is made and entered into as of the 7th day of March, 1998, between SOFTCHIP TECHNOLOGIES (3000) LTD., a corporation organized under the laws of Israel ("SoftChip"), and AMERICAN CARD TECHNOLOGY, INC., a Delaware corporation ("ACT").

                          WITNESSETH:

     WHEREAS, ACT has entered into a Purchase and Sale Agreement (the "Purchase Agreement") to purchase that certain DVK-1 Chip Operating System (the "DVK-1 System") and development environment from Softchip Israel Ltd. ("SoftChip Israel"); and

     WHEREAS, in connection with the purchase of the DVK-1 System, ACT desires to engage SoftChip, and SoftChip desires to be so engaged, to provide technical services to ACT with respect to the DVK-1 System.

     NOW THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, and conditions set forth below, the parties hereby agree as follows:

     1. ENGAGEMENT. ACT hereby engages SoftChip, and SoftChip hereby accepts such engagement, to assist ACT with the development, design, programming, modification, upgrading, improvement, enhancement, and testing of Error Corrections, Minor Enhancements (but not Major Enhancements) and Minor Mask Releases of the DVK-1 System (collectively, "Technical Support") pursuant to the terms and conditions contained herein. During the Term (as hereinafter defined) of this Agreement, SoftChip (or an affiliate of SoftChip) shall provide Technical Support as requested by ACT, which Technical Support shall be provided by personnel of SoftChip reasonably acceptable to ACT.

     For the purposes of this Agreement:

          (a) "Error" shall mean any failure of the DVK-1 software to conform with the functional specifications, as agreed in writing between the parties, resulting from code developed by SoftChip, SoftChip Israel (or any affiliate thereof), or on behalf of any of the foregoing (collectively, the "Developer"), when used in an environment approved by the Developer, however, nonconformity as a result of misuse, improper use, alteration, or damage of the DVK-1 software by ACT or the combination or merging of the DVK-1 software by ACT with hardware or software not supplied by or identified by the Developer as compatible shall not be an Error hereunder.

          (b) "Error Correction" shall mean (i) a modification or addition that, when made or added to the DVK-1 System, established material conformity of the DVK-1 System with the functional specifications, or (ii) a procedure or routine that, when observed in the regular operation of the DVK-1 System, eliminates the practical adverse effect of such nonconformity.

          (c) "Major Enhancement" shall mean a change to the DVK-1 silicon mask ROM code that (i) adds functionality, (ii) changes communication protocols or (iii) involves downloading EEPROM code of over one kilobyte that implements
(i) or (ii) above.

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          (d)  "Minor Enhancement" shall mean (i) any change to the software drivers in the host computer, (ii) porting host computer software to a different host computer operating system, (iii) porting host computer software to a different host computer central processing unit ("CPU"), (iv) downloading EEPROM code of less than one kilobyte that implements a Major Enhancement, or
(v) downloading any amount of code to EEPROM for technical feasibility tasks, PROVIDED, HOWEVER, that if such amount is greater than one kilobyte, the intellectual property rights of such downloaded code shall, unless otherwise agreed to by the parties, remain those of SoftChip, and the results of any such feasibility studies shall belong solely to ACT.

          (e) "Minor Mask Release" shall mean porting the DVK-1 silicon mask ROM code to another chip, either with the same or different CPU type or memory configuration, provided protocols are preserved and functionality is preserved or reduced.

     2.   COMPENSATION.

          (a) ACT shall pay SoftChip an annual fee ("Fee") in the amount of Two Hundred Twenty-five Thousand and 00/100 Dollars ($225,000.00) in payment of the first two (2) years of Technical Support, payable annually in advance on the Engagement Date, as hereinafter defined, and on the anniversary of the Engagement Date. On the Engagement Date, ACT shall deposit the Fee due on the anniversary of the Engagement Date with an escrow agent designated by the parties (the "Escrow Agent"). Pursuant to an escrow agreement among ACT, SoftChip and the Escrow Agent, the Escrow Agent shall release the Fee from escrow in four (4) equal payments and distribute the Fee to SoftChip commencing on the anniversary of the Engagement Date and continuing every three (3) months thereafter, provided, however, in the event ACT has given notice to the Escrow Agent that this Agreement has been terminated by reason of a material or essential default by SoftChip, such Fee shall not be released from escrow. The Escrow Agent shall send a copy of such notice received from ACT to SoftChip as herein provided, and if SoftChip does not object within 45 days of such notice being sent, the Escrow Agent shall return the unpaid Fee to ACT. Should SoftChip claim within such period the termination of this Agreement by ACT was wrongful, then failing agreement between the parties hereto, the Escrow Agent shall file a Bill of Interpleader with the court having jurisdiction and serve notice thereof on both parties. The Fee is nonrefundable after payment even if this Agreement is terminated for any reason other than by reason of a material or essential default by SoftChip, and in the event this Agreement is terminated by reason of a material or essential default by SoftChip, then a pro-rated portion of the Fee shall be refunded to ACT.

          (b) As additional compensation, ACT shall pay to SoftChip a fee (each a "Card Fee") of Twelve and one-half Cents ($0.125) for each (i) smart card incorporating (A) a Motorola SC21 chip and (B) the DVK-1 System, or (ii) smart card incorporating (A) a chip other than a Motorola SC21 chip and (B) the DVK-1 System sold by ACT, up to a total of one million two hundred thousand (1,200,000) of such smart cards sold during each annual period for which ACT pays a Fee, and Twenty-five Cents ($0.25) for each additional such smart card sold, during the period commencing on the Engagement Date and ending three (3) years after the later of (A) the third anniversary of the Engagement Date or
(B) last Minor Mask Release prepared hereunder. Nothing herein shall obligate ACT to pay Card Fees for smart cards sold by ACT which do not incorporate the DVK-1 System, nor shall obligate ACT to incorporate the DVK-1 System in its smart cards. For purposes hereof, smart cards subject to Card Fees shall be considered as sold when payment for the same has been received by ACT. For every One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) in Card Fees paid to SoftChip, SoftChip shall provide one (1) additional year of Technical Support.

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          (c)  ACT shall pay to SoftChip, within forty-five (45) days from that date which is the end of each such annual period, the amount of Card Fees accrued during such annual period.

          (d) Within ten (10) days after receipt, ACT shall reimburse SoftChip for travel and equipment expenses incurred in providing support requested by ACT (other than Technical Support) at a rate of one hundred twenty percent (120%) of the actual amount of such expense, upon submission of evidence of such expense.

     3.   TERM OF AGREEMENT.

          (a) Unless otherwise terminated or cancelled as provided herein, the term of this Agreement shall commence on that date which is the closing of the purchase of the DVK-1 System by ACT (such date is hereinafter referred to as the "Engagement Date") pursuant to that certain Technology Purchase Agreement of even date herewith between SoftChip Israel Ltd. and ACT of even date herewith (the "Purchase Agreement") and shall continue for two (2) years thereafter (the "Term"), unless terminated pursuant to Section 9 hereof.

          (b) Upon termination of the Term of this Agreement, the Agreement shall irrevocably expire and the parties hereto shall have no further rights hereunder, excepting only the right of SoftChip to continue to receive Card Fees pursuant to Sections 2(b), 2(c), 14, 15, and 20 hereof, which shall continue to apply until the right of SoftChip to receive Card Fees lapses pursuant to Section 2(b).

          (c) Any termination of this Agreement whatsoever shall not affect any accrued rights or liabilities of either party.

          (d) In the event that the Purchase Agreement is terminated prior to Closing thereunder for any reason, this Agreement shall terminate at the same time and upon such termination neither party shall have any further rights or obligations hereunder.

     4.   REPRESENTATIONS AND WARRANTIES.

          (a)  SoftChip represents and warrants to ACT as follows:

               (i) SoftChip is a duly organized, validly existing corporation in good standing under the laws of the State of Israel and has the corporate power, authority and capacity to enter into this Agreement and to perform all of its obligations hereunder. All corporate proceedings required to be taken by SoftChip to authorize the execution and delivery of this Agreement and the performance of Softchip's obligations hereunder have been duly taken, and this Agreement constitutes the legal, valid and binding obligation of SoftChip, enforceable against it in accordance with its terms. The execution, delivery and performance of this Agreement by SoftChip does not and will not conflict with, violate or result in the breach of any of the terms or conditions of, or constitute a default under, the Articles of Incorporation or By-Laws of SoftChip or any indenture, mortgage, pledge, note, bond, license, permit or other agreement, commitment or lease to which SoftChip is a party or by which SoftChip is bound, or any law, regulation, ordinance or decree to which SoftChip is subject.

               (ii) SoftChip holds all licenses, permits, and registrations necessary to conduct its business as it is presently being conducted and to carry out its obligations under the terms of

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this Agreement.

               (iii) SoftChip shall render to ACT all Technical Support as requested by ACT in a timely fashion, and shall dedicate adequate personnel and resources to providing Technical Support to ACT

          (b) ACT represents and warrants to SoftChip that ACT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power, authority and capacity to enter into this Agreement and to perform all of its obligations hereunder. ACT has duly taken all necessary action to approve this Agreement and the performance of its obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of ACT enforceable against it in accordance with its terms.

     5.   INDEMNIFICATIONS.

          (a) SoftChip agrees to indemnify and hold harmless ACT from any and all costs, debts, claims, demands, damages, losses, liabilities, actions or causes of action, including legal fees, arising out of the breach of this Agreement by SoftChip.

          (b) ACT agrees to indemnify and hold harmless SoftChip from any and all costs, debts, claims, demands, damages, losses, liabilities, actions or causes of action, including legal fees, arising out of any breach of this Agreement by ACT.

          (c) Without limiting in any way the rights of ACT to be indemnified under this Section 5, ACT shall have a right to offset against the amounts due under Section 2 hereof for the amount of any such expenses incurred by ACT.

     6. WAIVERS. A waiver (whether express or implied) by one of the parties of any of the provisions of this Agreement or of any breach of or default by the other party in performing any of those provisions shall not constitute a continuing waiver and that waiver shall not prevent the waiving party from subsequently enforcing any of the provisions of this Agreement not waived or from acting on any subsequent breach of or default by the other party under any of the provisions of this Agreement. Payment or acceptance of any sum shall not constitute a waiver.

     7. SEVERABILITY. The invalidity, illegality, or unenforceability of any of the provisions of this Agreement shall not affect the validity, legality, and enforceability of the remaining provisions of this Agreement.

     8. RESTRICTIVE COVENANTS. Each of the parties hereto acknowledges that during the course of this Agreement, the parties shall acquire confidential information about the business, activities, operations, technical information, and trade secrets of the other party, and the agreements and covenants contained in this Section 8 are essential to protect the other party during the Term and following termination of this Agreement. Accordingly, each party covenants and agrees as follows:

          (a) Each party shall keep secret and retain in strictest confidence, and shall not use, in competition with or in a manner otherwise detrimental to the interests of the other, for the benefit of itself or others other than the other party hereto, any confidential information, including, without limitation, any confidential technology, "know-how," trade secrets, processes, designs, specifications, inventions, methods,

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developmental work, improvements, unpublished patent applications, development tools, software programs, software source documents, licenses, customer lists, customer personnel information, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, or product development techniques or plans related to the DVK-1 System or the other party hereto ("Confidential Information"). Notwithstanding the foregoing, nothing herein shall prohibit Buyer from using the DVK-1 System in any manner whatsoever so long as such use is not in violation of this Agreement. The term "Confidential Information" does not include, and there shall be no obligation hereunder with respect to, (i) information concerning either SoftChip or ACT that becomes generally available to the public other than as a result of a disclosure by the other party or any agent or other representative thereof after the date hereof, and
(ii) general business methods applicable to the DVK-1 System. The parties shall have no obligation hereunder to keep confidential any of the Confidential Information to the extent disclosure of any thereof is required by law, or determined in good faith by the party to whom the Confidential Information was disclosed (the "receiving party") to be necessary or appropriate to comply with any legal or regulatory order, regulation or requirement; PROVIDED, HOWEVER, that in the event disclosure is required by law, the receiving party shall use best efforts to provide the other party with prompt advance notice of such requirement so that the other party may seek an appropriate protective order.

          (b) In the event a party breaches, or threatens to commit a breach of, any of the provisions of this Section 8 (the "Restrictive Covenants"), the non-breaching party may have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the non-breaching party and that money damages would not provide an adequate remedy to the non-breaching party. Such rights and remedies, shall be independent of any others and severally enforceable, and shall be in addition to, and not in lieu of, any other rights and remedies available to the non-breaching party at law or in equity.

          (c) Each party acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, are invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

          (d) The parties hereto intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of the State of Georgia, U.S.A. (and ACT and Softchip hereby consent to the jurisdiction of such courts).

          (e) Notwithstanding anything contained herein to the contrary, the provisions of this Section 8 shall survive the termination of this Agreement for any reason.

     9. TERMINATION; BREACH. Notwithstanding anything to the contrary herein, this Agreement may be terminated and the transactions contemplated hereby may be abandoned:

          (a) by ACT if there exists a breach of any material representation, warranty, covenant or agreement made to ACT under this Agreement (which breach cannot be cured or is not cured upon fifteen (15) days' written notice);

          (b) by Softchip if there exists a breach of any material representation, warranty, covenant or agreement made to Softchip under this Agreement (which breach cannot be cured or is not cured upon fifteen (15) days' written notice);

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          (c)  by Softchip or ACT, provided that the terminating party is not then in breach of any of its material representations, warranties, covenants or agreements set forth in this Agreement, if the Term has not commenced by the later of (i) April 30, 1998 or (ii) the closing of the initial public offering of securities of ACT, or such extended date as may be agreed to in writing by the parties.

          Upon the termination of this Agreement under Section 9(c), no party hereto shall have any further liability or obligation to any other party hereunder, except for the obligation of each party to pay its own expenses as set forth in Section 11 hereof. Upon the termination of this Agreement under Sections 9(a) or 9(b), the terminating party shall be entitled, in addition to pursuing other remedies, to recover its actual damages (including costs of enforcement and reasonable attorneys' fees), arising from the breach by the non-terminating party. Notwithstanding any termination of this Agreement, the right of SoftChip to receive Card Fees hereunder shall continue to apply until such right lapses pursuant to Section 2(b) hereof.

     10. LIMITATION ON LIABILITY. Notwithstanding anything contained herein to the contrary, SoftChip's liability hereunder shall be limited to such amounts as SoftChip has received from ACT under the terms of this agreement during the twelve months preceding the claim, and shall have no liability whatsoever with respect to any claim made two years or more after the date on which the services which gave rise to the claim were last provided. The foregoing limitation on liability shall not apply with respect to any fraud, willful misconduct or intentional misrepresentation by SoftChip.

     11. AMENDMENTS. This Agreement may be amended, modified and supplemented only by written agreement of the parties hereto.

     12. EXPENSES. Except as otherwise provided in this Agreement, each party hereto shall bear all of its own expenses, including, without limitation, the fees and disbursements of its counsel.

     13. NOTICES, ETC. All notices, consents, demands, requests, approvals and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) if sent by facsimile, when receipt thereof is acknowledged at the facsimile number below, (c) the second day following the day on which the same has been delivered prepaid to a national air courier service, or (d) three
(3) business days following deposit in the mails registered or certified, postage prepaid, in each case, addressed as follows:

     if to Softchip:     Softchip Technologies (3000) Ltd.
                                                38 Nerot Shabbat Street
                         Jerusalem, Israel
                                                Attention:  Mr. Mickey Cohen

     with a copy to:     Wine, Misheiker & Ernstoff Law Offices
                         12 Moshe Hess Street
                         94185 Jerusalem, Israel
                         Attention:  Brian D. Wine, Advocate

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     if to ACT:          American Card Technology, Inc.
                         1355 Terrell Mill Road
                         Building 146, Suite 200
                         Marietta, Georgia  30067
                         Attention: President

     with a copy to:               Cohn & Birnbaum P.C.
                                   100 Pearl Street, 12th Floor
                                   Hartford, Connecticut 06103-4500
                                   Attention:  Richard J. Shea, Jr., Esq.

or to such other person or persons at such address or addresses as may be designated by written notice hereunder.

     14. ASSIGNMENT. No party may assign or convey this Agreement or any of their respective rights or obligations hereunder to any other party, except that ACT may assign or transfer its interests and obligations in this Agreement to any affiliated entity or to any purchaser of substantially all of the assets of ACT. Notwithstanding the foregoing, ACT shall not assign, transfer, or sell the DVK-1 System unless such assignee or successor-in-interest undertakes to make the payments due to SoftChip under Sections 2(b) and 2(c) hereof and will be liable to SoftChip for any breach of such undertaking.

     15. APPLICABLE LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Georgia without giving effect to conflict of laws principles thereof.

     16. CURRENCY. All sums of money payable hereunder are to be paid in U.S. dollars.

     17. ENTIRE AGREEMENT. This Agreement and all Exhibits hereto embody the entire agreement and understanding of the parties hereto and supersede any prior agreement or understanding between the parties.

     18. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     19. HEADINGS. Headings of the Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

     20. BINDING EFFECT; BENEFITS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, administrators, executors, successors and assigns; PROVIDED, HOWEVER, that nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights and remedies, obligations or liabilities under or by reason of this Agreement.

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     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.


                                 SOFTCHIP TECHNOLOGIES (3000) LTD.


                                 By    /s/ Michael Cohen
                                    -----------------------------
                                    Its Managing Director



                                 AMERICAN CARD TECHNOLOGY, INC.


                                 By    /s/ Raymond Findley, Jr.
                                   ------------------------------
                                   Its President

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